Exhibit 10.6

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment Agreement”), dated as of July 13, 2012 (the “Effective Date”), is made by and between MTGLQ Investors, L.P., a Delaware limited partnership, having an address at 200 West Street, New York, New York 10282 (“Assignor”), and WNT Holdings, LLC, a Delaware limited liability company, having an address at 200 West Street, New York, New York, 10282 (collectively, the “Assignee”).

RECITALS:

WHEREAS, Assignor, holds a right (the “Option”) to acquire, free and clear of all liens and encumbrances, 97% of the total outstanding membership interests in W2007 Equity Inns Senior Mezz, LLC (“Equity Inns”), a limited liability company organized under the laws of the State of Delaware, pursuant to the terms of that certain Purchase Option Agreement between W2007 Equity Inns Intermediate Mezz I, LLC, a Delaware limited liability company, having an address at 200 West Street, New York, New York 10282, as sole grantor, and Goldman Sachs Lending Partners, LLC, a Delaware limited liability company (“GSLP”), as sole grantee dated as of June 29, 2009, as amended pursuant to the terms of that certain Amendment to Purchase Option Agreement, dated February 1, 2011 (and as the same may be further amended, the “Option Agreement”);

WHEREAS, GSLP has assigned the Option to Assignor pursuant to that certain Assignment and Assumption Agreement between GSLP and Assignor, dated September 30, 2011;

WHEREAS, Assignor desires to sell, assign, transfer and convey to Assignee all of Assignor’s right, title and interest in and to the Option and the Option Agreement, and Assignee desires to succeed to and acquire all of Assignor’s right, title and interest in and to the Option and the Option Agreement, and to assume all of Assignor’s rights, duties and obligations thereunder first arising from and after the Effective Date; and

WHEREAS, capitalized terms used and not otherwise defined in this Assignment Agreement have the meanings given to them in the Option Agreement.

NOW, THEREFORE, in consideration of One Hundred and Seventy Five Million Dollars ($175,000,000) and other good and valuable consideration, the receipt and sufficiency of which are hereby confirmed by Assignor and Assignee, Assignor and Assignee hereby agree as follows:

1. Assignment. As of the Effective Date, Assignor hereby sells, assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in and to the Option and all of Assignor’s right, title and interest in and to the Option Agreement (collectively, the “Assigned Interest”).

2. Assumption. As of the Effective Date, Assignee hereby succeeds to and acquires all of Assignor’s right, title and interest in and to the Option and the Option Agreement, and assumes all of Assignor’s rights, duties and obligations under the Option and the Option Agreement to the extent arising from and after the Effective Date. Upon the execution and delivery of this Assignment Agreement by Assignor and Assignee and the payment of the Purchase Price (as hereinafter defined), Assignee shall, as of the date hereof, succeed to the rights and obligations applicable to the holder of the Assigned Interest and Assignor shall be released from all of such rights and obligations arising from and after the date hereof, provided that Assignee shall have no liability for any obligations of the holder of the Assigned Interest that arose or accrued prior to the date hereof.

3. Purchase Price. In consideration for the assignment of the Assigned Interest, Assignee shall pay to Assignor on the date hereof an amount equal to $One Hundred and Seventy Five Million Dollars ($175,000,000) (the “Purchase Price”).

4. Closing. On the date hereof:

(a) Assignor and Assignee shall execute and deliver this Assignment Agreement;

(b) Assignee shall pay the Purchase Price to Assignor by wiring funds in the amount of the Purchase Price pursuant to the wiring instructions set forth on Exhibit “A” attached hereto; and

(c) Assignor shall deliver to Assignee the original Option duly endorsed by Assignor to Assignee.

5. Representations and Warranties of Assignor. Assignor, as of the date hereof, hereby represents and warrants to Assignee as follows:

(a) Assignor is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed;

(b) The execution and delivery of this Assignment Agreement by Assignor, and the performance of, and compliance with, the terms of this Assignment Agreement by Assignor, will not violate its organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which Assignor is a party or that is applicable to Assignor, in each case which materially and adversely affect its ability to carry out the transactions contemplated by this Assignment Agreement;

(c) Assignor is the sole legal owner of the Option and the Option Agreement, free and clear of any lien, pledge, hypothecation, encumbrance or other adverse interest that is not being released contemporaneously herewith and Assignor has the right to enter into this Agreement;

(d) Assignor has the full power and authority to enter into and consummate all transactions contemplated by this Assignment Agreement, has duly authorized the execution, delivery and performance of this Assignment Agreement and has duly executed and delivered this Assignment Agreement;

(e) This Assignment Agreement is Assignor’s legal, valid and binding obligation enforceable against Assignor in accordance with its terms; and

(f) Assignor is not in violation of, and its execution and delivery of this Assignment Agreement and Assignor’s performance of, and compliance with, the terms of this Assignment Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local government or regulatory authority, which violation, in Assignor’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of Assignor to perform its obligations under this Assignment Agreement.

6. Representations and Warranties of Assignee. Assignee, as of the date hereof, hereby represents and warrants to Assignor as follows:

(a) Assignee is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed;

(b) The execution and delivery of this Assignment Agreement by Assignee, and the performance of, and compliance with, the terms of this Assignment Agreement by Assignee, will not violate its organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which Assignee is a party or that is applicable to Assignee, in each case which materially and adversely affect its ability to carry out the transactions contemplated by this Assignment Agreement;

(c) Assignee has the full power and authority to enter into and consummate all transactions contemplated by this Assignment Agreement, has duly authorized the execution, delivery and performance of this Assignment Agreement and has duly executed and delivered this Assignment Agreement;

(d) This Assignment Agreement is Assignee’s legal, valid and binding obligation enforceable against Assignee in accordance with its terms; and

(e) Assignee is not in violation of, and its execution and delivery of this Assignment Agreement and Assignee’s performance of, and compliance with, the terms of this Assignment Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local government or regulatory authority, which violation, in Assignee’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of Assignee to perform its obligations under this Assignment Agreement.

7. Disclaimer; Waiver.

(a) EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN SECTION 6 OF THIS ASSIGNMENT AGREEMENT, ASSIGNEE ACKNOWLEDGES THAT THE OPTION AND THE OPTION AGREEMENT ARE BEING TRANSFERRED TO ASSIGNEE WITHOUT RECOURSE, WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OF ANY KIND, INCLUDING, WITHOUT LIMITATION, WHICH MAY APPEAR

TO RELATE TO THE OPTION, OR AS TO ANY MATTER RELATING TO THE OPTION, AND, SUBJECT TO THE FOREGOING, ASSIGNEE ACCEPTS THE OPTION AND THE OPTION AGREEMENT BEING TRANSFERRED TO IT ON AN “AS IS”, “WHERE IS” BASIS WITH ALL FAULTS AND SUBJECT TO ANY AND ALL CLAIMS OR DEFENSES OF ALL TYPES (INCLUDING THE UNENFORCEABILITY OF ANY OF THE OPTION DOCUMENTS WITH RESPECT TO THE OPTION) WHICH MAY BE ASSERTED AGAINST ASSIGNOR OR ASSIGNEE BY ANY PERSON. ASSIGNEE ACKNOWLEDGES AND AGREES THAT EXCEPT AS SPECIFICALLY PROVIDED IN THIS ASSIGNMENT AGREEMENT, ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE OPTION OR THE OPTION DOCUMENTS OR (B) ANY MATTER WITH RESPECT TO THE OPTION OR THE OPTION DOCUMENTS.

(b) IN ENTERING INTO THIS ASSIGNMENT AGREEMENT, ASSIGNEE HAS NOT RELIED UPON ANY ORAL OR WRITTEN INFORMATION PROVIDED BY ASSIGNOR OR ITS PERSONNEL OR AGENTS OR ANY BROKER AND HAS CONDUCTED ITS OWN CREDIT ANALYSIS AND EXAMINED SUCH INFORMATION AS IT HAS DETERMINED TO BE NECESSARY TO MAKE ITS DECISION TO PURCHASE. ASSIGNEE ACKNOWLEDGES THAT NO EMPLOYEE, REPRESENTATIVE OR AGENT OF ASSIGNOR HAS BEEN AUTHORIZED TO MAKE, AND THAT ASSIGNEE HAS NOT RELIED UPON, ANY STATEMENTS OR REPRESENTATIONS OR WARRANTIES OTHER THAN THOSE SPECIFICALLY CONTAINED IN THIS ASSIGNMENT AGREEMENT AND AGREES THAT THE DISCLAIMERS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS ASSIGNMENT AGREEMENT.

8. Confidentiality. Each party hereto hereby agrees and acknowledges that the terms and conditions of this Assignment Agreement, the Option Agreement and any of the other transactions contemplated herein, including the existence of this Assignment Agreement and the Option Agreement (collectively, the “Confidential Information”), are to be treated with confidentiality. Accordingly, each party agrees not to disclose any Confidential Information without the consent of the other parties hereto except that Confidential Information may be disclosed by such party (i) to its affiliates and to such party’s and its affiliates’ respective directors, officers, employees, representatives, partners, potential financing sources, potential co-investors and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process or (iii) to the extent such Confidential Information becomes publicly available other than as a result of a breach of this Section 8.

9. Governing Law; Waiver of Jury Trial. This Assignment Agreement and the respective rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim, directly or indirectly, based upon, arising out of or relating to this Assignment Agreement or the transaction contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party have been induced to enter into this Assignment Agreement by, among other things, the mutual waivers and certifications in this section.

10. Successors and Assigns. This Assignment Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

11. Counterparts. This Assignment Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed as of the date first above written.

ASSIGNOR:

MTGLQ INVESTORS, L.P., a Delaware limited partnership

By: MLQ, L.L.C., its general partner

	By:	/s/ illegible
Name:
Its:

ASSIGNEE:

WNT HOLDINGS, LLC, a Delaware limited liability company

By:	Whitehall Parallel Global Real Estate Limited Partnership 2007, a Managing Member

By:	WH Parallel Advisors, L.L.C. 2007, its
General Partner

By:	/s/ Alan Kava
	Name:	Alan Kava
	Its:	Vice President

Exhibit “A”

Assignor’s Wire Instructions

ABA # :
SWIFT CODE #:
BANK NAME:	CITIBANK
CITY:	NEW YORK
A/C:
ACCOUNT NAME:	MTGLQ INVESTORS L.P.